Exhibit 21



                        LIST OF SIGNIFICANT SUBSIDIARIES
                             OF CSS INDUSTRIES, INC.





Name of Subsidiary                                     State of Incorporation
------------------                                     ----------------------


The Paper Magic Group, Inc.                            Pennsylvania
---------------------------

Rapidforms, Inc.                                       New Jersey
----------------

Berwick Industries, Inc.                               Pennsylvania
------------------------

Cleo Inc.                                              Tennessee
---------

Philadelphia Industries, Inc.                          Delaware
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